                                                       PERFORMANCE CALCULATION

                                                COLONIAL TAX-EXEMPT FUND - CLASS A

                                                     Fiscal Year End: 11/30/95


                       1 YEAR ENDING 11/30/95           5 YEARS ENDING 11/30/95         10 YEARS ENDING 11/30/95

                   Standard       Non-Standard      Standard       Non-Standard        Standard      Non-Standard
                  ----------     --------------    -----------    -------------       ----------     -------------
Initial Inv.     $1,000.00        $1,000.00         $1,000.00        $1,000.00         $1,000.00     $1,000.00
Max. Load             4.75%                              4.75%                              4.75%

Amt. Invested      $952.50        $1,000.00           $952.50        $1,000.00           $952.50     $1,000.00
Initial NAV         $12.18           $12.18            $12.89           $12.89            $12.76        $12.76
Initial Shares      78.202           82.102            73.894           77.580            74.647        78.370

Shares From Dist.    4.652            4.885            27.837           29.225            78.018        81.911
End of Period NAV   $13.72           $13.72            $13.72           $13.72            $13.72        $13.72

Total Return         13.68%           19.35%            39.58%           46.54%           109.46%       119.91%

Average Annual
 Total Return        13.68%           19.35%             6.90%            7.94%             7.67%         8.20%





                                  PERFORMANCE CALCULATION

                             COLONIAL  TAX-EXEMPT  FUND - CLASS B

                                Fiscal Year End: 11/30/95

                                Inception Date: 5/5/92


                                                 SINCE INCEPTION
                    1 YEAR ENDING 11/30/95      5/5/92 TO 11/30/95

                  Standard    Non-Standard    Standard    Non-Standard
                 ------------ ------------  ------------  ------------

Initial Inv.      $1,000.00    $1,000.00      $1,000.00    $1,000.00

Amt. Invested     $1,000.00    $1,000.00      $1,000.00    $1,000.00
Initial NAV         $12.18        $12.18         $13.23       $13.23
Initial Shares      82.102        82.102         75.586       75.586

Shares From Dist.    4.244         4.244         15.913       15.913
End of Period NAV   $13.72        $13.72         $13.72       $13.72

CDSC                  5.00%                        3.00%
Total Return         13.47%        18.47%         22.54%       25.54%

Average Annual
 Total Return        13.47%        18.47%          5.85%        6.57%